SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CPC OF AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CPC OF AMERICA, INC.
5348 Vegas Drive, #89
Las Vegas, Nevada 89108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2009

To our Stockholders:

The Annual Meeting of Stockholders of CPC of America, Inc., a Nevada corporation, will be held on Wednesday, May 6, 2009, at 12:00 p.m., local time, at the Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado 80525 to:

1.	Re-elect (5) directors, each to serve until our 2010 Annual Meeting of Stockholders;

2.
Authorize and approve an amendment to our articles of incorporation increasing our authorized capital stock to 50 million shares of $.0005 par value common stock and 10 million shares of $.001 par value preferred stock;

3.	Ratify the appointment of Cacciamatta Accountancy Corp. as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

4.
Vote on the adjournment or postponement of the Annual Meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of proposals 1, 2 or 3; and

5.	Consider any other business that properly comes before the meeting.

Only stockholders of record at the close of business on March 9, 2009 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

/s/ Rod A. Shipman
Rod A. Shipman, Chairman of the Board

April 6, 2009
Las Vegas, Nevada

CPC OF AMERICA, INC.

PROXY STATEMENT FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2009

The accompanying proxy is solicited on behalf of the board of directors of CPC of America, Inc. (“CPC”) in connection with our Annual Meeting of Stockholders to be held on Wednesday, May 6, 2009, at 12:00 p.m., local time, at the Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado 80525 for the purposes set forth in the accompanying Notice of Meeting.

Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, electronic mail, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our secretary or by attending the Annual Meeting and voting in person.

We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about April 8, 2009.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why am I receiving this proxy statement?

A:
We are holding our Annual Meeting of Stockholders to elect the members of our board of directors. In addition, we are seeking stockholder approval of an amendment to our articles of incorporation increasing our authorized capital stock to 50 million shares of common stock and 10 million shares of preferred stock, as more fully described in Proposal Two, and ratification of the appointment of Cacciamatta Accountancy Corp. as our independent registered public accounting firm for the fiscal year ending December 31, 2009, as more fully described in Proposal Three.

Q:	What do I need to do now?

A:
We urge you to carefully read and consider the information contained in this proxy statement. If applicable, you should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or submit your voting instructions by internet or by telephone if that option is available to you.

Q:	How do I vote?

A:
If you are a CPC stockholder of record, you may vote in person at the Annual Meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. For those shareholders who receive a paper proxy card, instructions for voting via the internet or by telephone are set forth on the proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to your proxy card or the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the internet or telephone.

Q:	What happens if I do not vote?

A:
If you do not submit a proxy card or vote at the Annual Meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum, and your shares will not be voted at the meeting. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the Annual Meeting. Broker non-votes will also have the same effect as shares not voted at the meeting.

Q:	If my CPC shares are held in “street name,” will my broker, bank, or nominee vote my shares for me on all proposals?

A:
No. Your broker, bank, or nominee cannot vote your shares on matters other than the election of directors unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.

Q:	Can I change my vote after I have mailed my signed proxy or direction form?

A:
Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at our stockholder meeting by:

• delivering to the corporate secretary of CPC a signed notice of revocation; or
• granting a new, later-dated proxy, which must be signed and delivered to the corporate secretary of CPC; or
• attending our stockholder meeting and voting in person; however, your attendance alone will not revoke your proxy.

If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker or nominee’s directions in order to change your vote or revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	What if I object to the proposals? Do I have dissenter’s rights?

A:	No. Dissenter’s rights are not available for the types of proposals discussed in this proxy statement.

Q:	Whom should I call with questions?

A:
If you have any questions about the meeting, require directions to the meeting site, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact our investor relations firm:

FD One Front Street, 16th Floor San Francisco, CA 94111 Telephone: (415) 293-4412 Attn: DeDe Sheel

VOTING OF SHARES

Our board of directors has fixed the close of business on March 9, 2009 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On March 9, 2009, 9,325,436 shares of our common stock, $0.0005 par value, were outstanding and held by 238 holders of record. Each share outstanding on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting.

Our outstanding shares of preferred stock have no voting rights, and ownership of our Series C, D, or E Preferred Stock will not entitle the holders of such shares to vote on the matters to be voted on at the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.

Vote Required for Approval

Pursuant to Section 78.330 of the Nevada General Corporation Law, a plurality of the shares voting at the Annual Meeting is required to elect directors. This means that if there are more nominees than the five positions to be filled, the five who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

Pursuant to Section 78.390 of the Nevada General Corporation Law, the approval of the holders of a majority of our outstanding shares of common stock is required to approve the proposed amendment to our articles of incorporation.  All other proposals presented in this proxy statement will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposals are voted in favor of such matters. In counting votes on each such matter, broker non-votes will be counted as not voted on the matter. Shares that are not present or represented at the meeting will be deducted from the total number of shares of which a majority is required.

Voting of Proxies

Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted FOR the election of all of the nominees for director listed in this proxy statement, and FOR all other Proposals set forth in this Proxy Statement. If any other business properly comes before the Annual Meeting, shares represented by proxy will be voted according to the best judgment of the proxy holders named on the proxy card.

Voting via the Internet, by Telephone or by Mail

As an alternative to voting in person at the annual meeting, shareholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card. For those shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Under new Securities and Exchange Commission rules, this proxy statement, our 2009 annual report to shareholders and, if your shares are registered in your name, your proxy card are available on the Internet. This proxy statement, our annual report to shareholders and, if your shares are registered in your name, your proxy card are available at: www.envisionreports.com/cpcf.

You may access your proxy materials and, if your shares are registered in your name, vote your shares online by going to www.envisionreports.com/cpcf and following the prompts.  You will need to have your proxy card with you since your card includes your unique identification numbers.

PROXY SOLICITATION

We are soliciting proxies from our stockholders for our Annual Meeting of Stockholders. We will pay the cost of solicitation of proxies from our stockholders, including preparation, assembly, printing and mailing of this proxy statement and the proxy cards. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by our board of directors, officers and employees, in person or by telephone, electronic mail, or other means of communication. No additional compensation for soliciting proxies will be paid to our board of directors, officers or regular employees for such services.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our bylaws provide that our board will consist of between three and nine members, with the number of directors determined from time to time by our board. The number of directors is currently set at five pursuant to a determination made by our board on October 8, 2008.  Five directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected.  If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the board of directors to fill the vacancy.

Information About Nominees

Names of the board of directors’ nominees and certain biographical information about the nominees are set forth below.

Rod A. Shipman Age 58 Director since 1996
Mr. Shipman has served as our president and chief executive officer since January 1997, and has served as our corporate secretary since July 1997.  Mr. Shipman also served as our chief financial officer and treasurer from September 2000 to July 2008. Mr. Shipman has served as member of our board of directors since our inception in May 1996.  Mr. Shipman has over 30 years of experience in the medical industry with various public and private medical suppliers and medical providers. Mr. Shipman received a Bachelor of Science degree in Business Administration from Pepperdine University in Malibu, California and a Masters degree in Public and Health Care Administration from the University of San Francisco in San Francisco, California.

Rafe Cohen Age 61 Director since 1998
Mr. Cohen has served as a member of our board of directors since July 1998, and served as our treasurer from July 1998 to September 2000.  For the past five years, Mr. Cohen has served as president of Galaxy Theaters.  Mr. Cohen is licensed as a certified public accountant by the state of California.  Mr. Cohen received a Masters Degree in Business Taxation from the University of Southern California in 1976, and a Masters Degree in Finance from the University of California, Los Angeles in 1972.

William C. Lievense Age 61 Director since 1996
Mr. Lievense has served as a member of our board of directors since October 1996. For the past five years, Mr. Lievense has been employed by Triad Hospitals, Inc. as the chief executive officer of its hospital in Jonesboro, Arkansas.  Mr. Lievense has over 25 years of experience in the medical industry, including extensive experience with the operation of hospitals.  Mr. Lievense received a Bachelor of Arts degree in Sociology from Alma College in Alma, Michigan and received a Masters degree in Business Administration from the University of Louisville, Kentucky.

Marcia Hein Age 50 Director since 2008
Ms. Hein has served as our chief financial officer and treasurer, and a member of our board of directors, since July 2008.  Ms. Hein has served as the owner and manager of Marcia J. Hein, CPA, an accounting firm located in Fort Collins, Colorado, since October 2003. Prior to that, Ms. Hein was a partner in Cacciamatta Accountancy Corp., a registered independent public accounting firm located in Irvine, California, from October 1994 to October 2003. Ms. Hein is licensed as a certified public accountant in the states of Colorado and California.  Ms. Hein holds a Bachelor of Science in accounting from Western Kentucky University.

Ronald Cenko Age 45 Director since 2008
Mr. Cenko has served as a member of our board of directors since October 2008.  Mr. Cenko also has served as vice president and chief financial officer of Siena Health Ventures, a private equity sponsored multi-state provider of outpatient rehabilitation services, since May of 2007.  From July 2006 through May 2007, Mr. Cenko was chief financial officer for Upstream Rehabilitation, Inc, a private equity sponsored multi-state provider of outpatient rehabilitation services.  From March 1996 to July 2006, Mr. Cenko was chief financial officer of Physical Rehabilitation Network, a private equity sponsored regional provider of outpatient rehabilitation services, which was acquired by Upstream Rehabilitation, Inc. in March 2004.  Mr. Cenko is licensed as a certified public accountant in the state of California and is a graduate of the University of Michigan Business School with a BBA in finance and accounting.

Additional Information About our Board and its Committees

Our board of directors consisted of three members from the beginning of fiscal year 2008 until July 2008 at which point our board approved an increase in the number of authorized directors from three to four and appointed Marcia Hein to the board to fill the vacancy created by the increase in authorized directors.  In October 2008, our board approved an increase the number of authorized directors from four to five and appointed Ronald Cenko to the board to fill the vacancy created by the increase in authorized directors.  As a result, our board of directors currently consists of five members.

All of our director nominees except Rod Shipman and Marcia Hein are considered by our board of directors to be “independent” as defined in Section 803A(2) of the NYSE Amex Company Guide.

Our board met four times in 2008. During fiscal 2008, all of our directors attended 100% of meetings during the periods for which they served on our board.  Our board established an audit committee and a compensation committee of the board of directors in January 2009, and did not have any committee meetings during fiscal 2008.  Our board of directors does not have a policy regarding board members’ attendance at meetings of our stockholders.

Audit Committee

Our board of directors formed an audit committee in January 2009.  The board of directors adopted an audit committee charter in January 2009, and a copy of the charter is available on our website at www.cpcwebdevices.com under the “Investor Relations” tab.  The audit committee of our board of directors assists the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the board of directors have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing our accounting and financial reporting processes and the audits of our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and related press releases and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions will be approved by our audit committee before we enter into them.

The current members of our audit committee are Rafe Cohen, William Lievense, and Ronald Cenko.  Mr. Cenko serves as chairman of the audit committee, and we consider Mr. Cenko to be an audit committee financial expert.  All of the members of the audit committee meet the definition of “independence” under the NYSE Amex Company Guide.  Our audit committee held no committee meetings during the last fiscal year.

Nominating Committee

Our board does not currently have a nominating committee as the entire board of directors performs the functions of this committee, and this process has been adequate to handle the board nomination process to date. The volume of matters that currently, and historically have, come before the board of directors for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making related to the nomination process. Our common stock is not currently listed on any national exchange and we are not required to maintain a nominating committee by any self-regulatory agency.

The board will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the Next Annual Meeting” in this Proxy Statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our  business environment, ability to devote adequate time and effort to board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for board and committee service under applicable SEC rules, what the candidate’s skills and experience add to the overall competencies of the board, and whether the candidate has any special background relevant to our business.

Compensation Committee

Our board of directors formed a compensation committee in January 2009.  Our board of directors adopted a compensation committee charter in January 2009, and a copy of the charter is available on our website at www.cpcwebdevices.com under the “Investor Relations” tab.  The compensation committee of our board of directors discharges the board’s responsibilities relating to the compensation of our directors and officers. The committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of our company.  The committee will establish the compensation level (including base and incentive compensation) of our officers, and will make recommendations to the board of directors regarding director compensation including cash payments, equity awards and other benefits.  In addition, our compensation committee will administer our stock option plans, including reviewing and granting stock options, with respect to our executive officers and others under any such plan.  Our compensation committee is also responsible for producing any report, and reviewing and approving any Compensation Discussion and Analysis and the supporting compensation disclosure materials, required under the federal securities laws to be included in any annual report on Form 10-K or proxy statement filed with the SEC.  In January 2009, the compensation committee of our board of directors engaged an independent compensation consulting firm, Pure Compensation, LLC, to advise the committee on matters of executive and director compensation.  Prior to January 2009, all of our directors participated in the discussion and decisions concerning management compensation.

The current members of our compensation committee are Rafe Cohen, William Lievense, and Ronald Cenko.  Mr. Cohen serves as chairman of the compensation committee.  All of the members of the compensation committee meet the definition of “independence” under the NYSE Amex Company Guide.  Our compensation committee held no committee meetings during the last fiscal year.

Committee Interlocks and Insider Participation

No member of our board of directors is employed by us or our subsidiaries except for Rod Shipman, who is presently employed as our chief executive officer, and Marcia Hein, who is presently employed as our chief financial officer.  None of our executive officers serve on the board of directors of another entity, whose executive officers serves on our board of directors.  No officer or employee of CPC participated in deliberations of our board of directors concerning executive officer compensation.

 Process for Stockholders to Send Communications to Our Board

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our board. However, if a stockholder would like to send a communication to our board, please address the letter to the attention of Mr. Ronald Cenko, the chairman of the audit committee of our board of directors, c/o CPC of America, Inc., 5348 Vegas Drive, #89, Las Vegas, Nevada 89108, and it will be distributed to each director.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the election of all director nominees listed in this proxy statement.

Report of the Audit Committee

The audit committee of the board of directors of CPC of America, Inc. (“Company”) oversees the Company’s financial reporting process on behalf of the board of directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Company’s annual report on Form 10-K for the year ended December 31, 2008 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The audit committee reviewed with Cacciamatta Accountancy Corporation, the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 114, the Auditor’s Communication With Those Charged With Governance, other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Cacciamatta Accountancy Corporation, the independent registered public accounting firm, the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Committee meets with the Cacciamatta Accountancy Corporation, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control , including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors of the Company, and the board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2008 filed by the Company with the Securities and Exchange Commission. The audit committee and the board also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm, Cacciamatta Accountancy Corporation, for the fiscal year ended December 31, 2009.

The audit committee is governed by a charter that can be located at www.cpcmeddevices.com under the Investor Relations tab. The audit committee is comprised solely of independent directors as defined by the Section 803A(2) of the NYSE Amex Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934.

THE AUDIT COMMITTEE

Ronald Cenko Rafe Cohen William C. Lievense March 27, 2009

PROPOSAL TWO — APPROVAL OF THE AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE OUR AUTHORIZED COMMON AND PREFERRED STOCK

Under Nevada law, we may only issue shares of common stock to the extent the shares have been authorized for issuance under our articles of incorporation.  Our articles of incorporation currently authorize the issuance of up to 20,000,000 shares of common stock and 5,000,000 shares of preferred stock.  As of March 9, 2009, we had 9,325,436 shares of common stock issued and outstanding, 9,294,144 common shares reserved for issuance, including 3,185,534 common shares reserved for issuance under our 1996 Stock Option Plan, 3,152,505 common shares reserved for issuance under non-plan options, and 2,956,075 common shares reserved for issuance upon conversion of preferred stock issued and outstanding.  To ensure we have sufficient shares of common and preferred stock available for future issuance, our board approved, subject to shareholder approval, an amendment to our articles of incorporation to increase the number of shares of common stock authorized for issuance from 20,000,000 to 50,000,000, and to increase the number of shares of preferred stock  for issuance from 5,000,000 to 10,000,000.  The proposed amendment to our articles of incorporation is provided as Appendix A to this proxy statement.

Purpose and Effect of the Proposed Amendment

The purpose of the proposed amendment to the articles of incorporation is to authorize additional shares of common and preferred stock to be available for issuance in the event the board determines that it is necessary or appropriate to authorize future stock splits or stock dividends, raise additional capital through the sale of our equity securities, acquire other companies or their assets using our stock as currency, form strategic relationships, provide equity incentives to our officers and employees or for other proper corporate purposes. The board has no immediate plans, understandings, agreements or commitments to issue additional shares of CPC common or preferred stock for any purpose, except pursuant to CPC’s ongoing Series E Preferred Stock private placement and our commitments disclosed in our previously filed SEC reports; however, if the proposed amendment is approved, we may issue additional shares in the future without further shareholder approval, except as may be required under applicable law.  Our board may determine the terms of preferred shares to be issued including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters.

If the board elects to issue additional shares of CPC common or preferred stock, such issuance could have a dilutive effect on earnings per share, voting power and holdings of our current shareholders. Additionally, the proposed amendment to the articles of incorporation could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. The proposed increase in the number of shares of common stock may discourage or make it more difficult to effect a change in control of the company.  For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to takeover or gain control of the company, whether or not the change in control is favored by a majority of our unaffiliated shareholders. We could also privately place shares of our common stock with purchasers who would side with the board in opposing a hostile takeover bid. The board is not aware of any attempt to take control of the company, and this proposal is not being solicited with the intent that it be utilized as a type of anti-takeover device.

Proposed Amendment to Articles of Incorporation

To effect the increase in authorized shares of our common stock, it is proposed that Article Three of our articles of incorporation be amended to read in its entirety as follows:

“THIRD:  The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Sixty Million (60,000,000), consisting of (i) Fifty Million (50,000,000) shares of common stock, par value $.0005 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”).  The Preferred Stock may be issued from time to time in one or more series.  The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.”

The board has adopted resolutions setting forth the contents of the proposed amendment to the articles of incorporation; the advisability of the amendment; and a resolution for submission of the amendment for approval by our shareholders at the Annual Meeting.

Vote Required

The affirmative vote of the holders of more than 50% of the outstanding shares of our common stock is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

If our shareholders approve the proposed amendment to the articles of incorporation, it will become effective upon the filing a certificate of amendment to our articles of incorporation with the Nevada Secretary of State.  However, if our shareholders approve the proposed amendment to our articles of incorporation, the board retains discretion to abandon the proposed amendment.  If the board exercised such discretion, the number of authorized shares of common stock would remain at 20,000,000 and the number of authorized shares of preferred stock would remain at 5,000,000.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the amendment to our articles of incorporation to increase the number of authorized shares of common and preferred stock.

PROPOSAL THREE — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has appointed Cacciamatta Accountancy Corporation as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  Cacciamatta Accountancy Corporation also served as our independent registered public accounting firm for the 2008 fiscal year.  It is expected that representatives of Cacciamatta Accountancy Corporation will not be present at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2008 and 2007 by our independent registered public accounting firm for such years, fees for the audit of our consolidated financial statements for the years ended December 31, 2008 and 2007, and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

	2008	2007
Audit Fees	$84,000	$80,000
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
	$84,000	$80,000

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services.  Under these procedures, our audit committee pre-approves all services to be provided by Cacciamatta Accountancy Corporation and the estimated fees related to these services.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the ratification of the selection of Cacciamatta Accountancy Corporation as our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of March 9, 2009, by:

•  All of our directors and executive officers, individually;

•  All of our directors and executive officers, as a group; and

•  All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 9,325,436 shares of our common stock outstanding as of March 9, 2009, according to the record ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of March 9, 2009, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is c/o CPC of America, 5348 Vegas Drive, #89, Las Vegas, Nevada 89108.

Name of Director, Executive Officer or Nominee	Shares(1)		Percentage
Rod A. Shipman	2,456,026	(2)	22.5%
Rafe Cohen	162,000	(3)	1.7%
William C. Lievense	165,000	(3)	1.8%
Marcia Hein	60,205	(4)(5)	*
Ronald Cenko	50,000	(4)	*

All directors and executive officers as a group (5 persons)	2,893,231		25.8%
* Less than one percent

Name and Address of 5% Holder
CTM Group, Inc.	3,465,536	(6)	30.9%
1350 East Flamingo, #800
Las Vegas, Nevada 89119

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.

(2)	Includes options to purchase 1,569,194 shares of common stock.

(3)	Includes options to purchase 100,000 shares of common stock.

(4)	Includes options to purchase 50,000 shares of common stock.

(5)
Includes 10,205 shares of common stock issuable upon conversion of 6,667 shares of Series E Preferred Stock beneficially owned by Ms. Hein as of March 9, 2009.  Pursuant to her employment agreement, Ms. Hein was granted 30,000 shares of our Series E Preferred Stock, of which 5,000 shares vested upon the execution of the employment agreement and the balance will be issued in 30 equal monthly installments, subject to Ms. Hein’s continued employment.

(6)	Includes options to purchase 1,878,907 shares of common stock.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2008 about our stock option plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighed-Average Exercise Price of Outstanding Options, Warrants and Notes Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity compensation plans approved by security holders	625,000	$21.53	2,560,534
Equity compensation plans not approved by security holders (1)	3,152,505	$7.90	--
Total	3,777,505	$10.16	2,560,534

(1)	Represents shares of common stock issuable to Rod Shipman and CTM Group, Inc. pursuant to option agreements entered into in April 2008. The options vest immediately and expire on April 24, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We compensate our management through a combination of base salary, annual incentive bonuses, and long-term equity-based awards which are designed to retain and motivate talented management personnel and to align executive performance with the long-term interests of our stockholders.

We have two full-time employees, our chief executive officer, Rod A. Shipman, and our chief financial officer Marcia Hein. For the past several years, our exclusive focus has been on the development and government approval of one product, our patented internal puncture closing device and technique known as “MedClose.” As such, our company’s executive compensation and benefit program is uniquely designed to reach our development goals.

Most public companies must develop and administer an executive compensation and benefit program that takes into account a several member management team, including the analysis and determination of their various performance goals and the development of a compensation package, typically including various forms of compensation of both long-term and short-term natures, that appropriately incentivizes and rewards management for achieving those goals. However, in developing and administering our executive compensation and benefit program, we must take into account just two executives. Further, in developing and administering an executive compensation and benefit program, most public companies start from the premise each member of management is responsible for specific and, to varying degrees, limited matters, and that each member is dependent and relies on each other. On the other hand, we are uniquely dependent on our chief executive officer and chief financial officer for our management and day to day operations and, in turn, they are uniquely responsible for our success. Finally, since our exclusive focus over the last several years has been on the development of the MedClose device, our compensation program is designed to promote the success of the MedClose device by rewarding executive management in large part on the successful commercialization of sale of the product.

Our executive compensation and benefit program takes into account these and other factors, as more fully described below.

Role of Board of Directors and Compensation Committee

From 1998 until July 2008, our board of directors consisted of three members, including Mr. Rod A. Shipman and two independent directors, Mr. Rafe Cohen and Dr. William Lievense.  During this period, we had one employee, our president and chief executive officer, Rod A. Shipman, and his compensation during that time was approved by the independent members of the board.  In July 2008, we appointed Marcia Hein to serve as our chief financial officer and as an additional member of our board of directors, and in October 2008, we appointed Ronald Cenko to serve as an additional member of our board of directors.  Ms. Hein’s compensation for her services as chief financial officer was approved by the independent members of our board of directors.

In January 2009, our board of directors formed a compensation committee consisting of Ronald Cenko, William Lievense and Rafe Cohen, all of whom are independent directors.  The compensation committee of our board of directors discharges the board’s responsibilities relating to the compensation of our directors and officers.  We intend that all future actions concerning the compensation of our executive management will be subject to the approval of our compensation committee.  In January 2009, the compensation committee of our board of directors engaged an independent compensation consulting firm, Pure Compensation, LLC, to advise the committee on matters of executive and director compensation.

Executive Compensation Program

Shipman Employment Agreement. Our compensation of Mr. Shipman is governed by an employment agreement we entered into with Mr. Shipman in 1998, as subsequently amended in 1999, 2003, and 2005.

On April 23, 1998, we entered into an employment agreement with Mr. Shipman to serve as our president and chief executive officer. Pursuant to the terms of that employment agreement, Mr. Shipman received an annual salary of $120,000. Effective April 1, 1999, the employment agreement was amended to increase his annual compensation to $220,000 and to permit Mr. Shipman to use his accrued salary to pay the exercise price on his outstanding options.  Effective January 1, 2003, the employment agreement was amended to increase annual compensation to $354,312. In July 2005, the employment agreement was further amended to provide for annual increases in annual compensation as follows: to $570,194 effective as January 1, 2005; to $627,213 effective as of January 1, 2006; and to $689,935 effective as January 1, 2007. By way of the July 2005 amendment, Mr. Shipman agreed to assume, and not seek reimbursement for, any and all travel, entertainment and other business expenses incurred by him in connection with the performance of his duties.

Mr. Shipman and the compensation committee of our board of directors are currently negotiating a restructuring of the financial terms of Mr. Shipman’s employment agreement.  Although the parties have not reached an agreement as of the date of this proxy statement, both Mr. Shipman and the compensation committee expect that Mr. Shipman’s salary will be substantially reduced under the proposed restructuring.

If Mr. Shipman’s employment ceases during the three year period following a change of control for reasons other than cause, death or disability, or if Mr. Shipman resigns during such period for good reason, we are obligated to pay Mr. Shipman an amount equal to his average annual compensation over the five years preceding such termination of employment.

Pursuant to the April 1998 employment agreement, we granted Mr. Shipman options to purchase 2,000,000 shares of our common stock at an exercise price of $2.50 per share, which vest and first become exercisable in 200,000 share installments commencing on April 22, 1998 and on each of the next nine anniversaries of such date. The unexercised options expired on April 22, 2008. Prior to April 21, 2008, Mr. Shipman had exercised certain of these options for the purchase of 717,435 shares of our common stock, leaving him with a remainder of unexercised options for the purchase of 1,282,565 all of which expired on April 22, 2008.  On April 25, 2008, we granted Mr. Shipman additional options to purchase 1,607,565 shares of our common stock exercisable immediately at an exercise price of $7.90 per share, and which expire on April 24, 2013.  In October 2004, we granted Mr. Shipman options to purchase 275,000 shares of our common stock at an exercise price of $29.12 for services performed, and in October 2006, we granted to each of our directors, including Mr. Shipman, options to purchase 50,000 shares of our common stock at an exercise price of $30.00 per share.  Mr. Shipman cancelled the 275,000 share options and the 50,000 share options for no consideration to Mr. Shipman in May 2008 in connection with his cancellation of the royalty agreement described below.

In July 2000, the independent members of our board of directors approved, and caused our subsidiary, Med Enclosure LLC, to award, a bonus to Mr. Shipman in the form of a royalty on the net sale of products of Med Enclosure derived from its patented technologies. Med Enclosure holds the patents and technologies underlying the MedClose device. Pursuant to the July 2002 royalty agreement, we awarded Mr. Shipman a royalty in the amount of three-quarters of one percent (.75%) on all net sales of products subject to the royalty agreement. In July 2001, the independent members of our board of directors approved an amendment to the royalty agreement increasing the royalty payable to Mr. Shipman to one and one-half percent (1.5%) on all net sales. In October 2002, the independent members of our board of directors approved a further amendment to the royalty agreement increasing the royalty payable to Mr. Shipman two and one-half percent (2.5%) on all net sales. In October 2004, the independent members of our board of directors approved a further amendment to the royalty agreement to provide that in the event of a change in control of either Med Enclosure or CPC of America, Med Enclosure shall be obligated to pay Mr. Shipman minimum royalty payments on net sales of $4,000,000 per year.  On May 13, 2008, Mr. Shipman cancelled his royalty agreement with Med Enclosure, LLC for no consideration to Mr. Shipman.

Hein Employment Agreement.  On February 4, 2009, we entered into an employment agreement with Marcia J. Hein, our chief financial officer. The employment agreement was approved by our board of directors.

Ms. Hein’s employment agreement provides for an annual base salary of $60,000. The employment agreement also provides for annual bonuses in an amount to be determined by the compensation committee of our board of directors, or directors performing similar functions, and a bonus upon the sale of CPC in an amount equal to 20% of any bonus based upon the sale of the company then payable to our chief executive officer. In addition to the foregoing, we have agreed to grant Ms. Hein 30,000 shares of our Series E Preferred Stock, of which 5,000 shares vested and were issued upon execution of the employment agreement and the balance will be issued in 30 equal monthly installments, subject to Ms. Hein’s continued employment.

During the term of Ms. Hein’s employment agreement, she shall be personally responsible for the payment of, and shall not be entitled to seek reimbursement from CPC for, any travel, entertainment or other business expenses she incurs in connection with the performance of her duties on behalf of CPC.  Ms. Hein is entitled to receive all employee benefits that are offered by CPC to its employees, however, at this time we do not offer any employee benefits and do not plan to do so for the foreseeable future.

The term of the employment agreement runs from July 1, 2008, until June 30, 2011, unless earlier terminated. If there is an early termination by CPC without cause (as defined in the employment agreement), the employment agreement provides that all restricted shares granted pursuant to the employment agreement become immediately vested.

Ms. Hein’s employment agreement contains restrictions upon her ability, during and after the period of employment, to use confidential information or trade secrets of CPC, to provide services that are competitive with CPC, and to solicit or induce customers or employees to terminate their relationships with CPC.

Components of Our Compensation Program

Our executive compensation program consists of three components: base salary, annual incentive bonuses, and long-term equity-based awards.  Our compensation program is designed to achieve the following objectives:

•	provide competitive levels of compensation to enable us to attract, retain, and motivate talented management personnel;

•	reward our executives for their contributions to the achievement of our business objectives;

•	align the interests of management with the interests of our stockholders in order to maximize stockholder value;

•	promote the successful development and commercialization or sale of the MedClose device; and

•	minimize our ongoing cash expense for executive compensation.

In determining the total amount and mixture of the compensation components for each of our executive officers, our compensation committee and our board of directors subjectively consider the overall value to us of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to our goals of each executive officer, and our long-term needs and goals, including attracting and retaining key management personnel.  Our recently established compensation committee plans to periodically review the performance of each executive officer and determine whether the executive officer should receive any increase in base salary or receive an incentive bonus or stock award.  In January 2009, the compensation committee of our board of directors engaged an independent compensation consulting firm, Pure Compensation, LLC, to advise the committee on matters of executive and director compensation.

Short-Term Compensation. We utilize short-term compensation, including base salary and bonuses, to attract, retain, motivate and reward our executives in accordance with performance on objectives. We believe that periodic bonus awards can serve to motivate the executive officers to achieve annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options.  We believe our key executives’ base salary recognizes the experience, skills, knowledge and responsibilities required of such executive officers, as well as competitive market conditions. As noted above, we have adjusted our chief executive officer’s base salary from time to time.  Adjustments were considered within the context of overall merit based on the perceived progress in the development of the MedClose technologies and other corporate undertakings. We did not apply any specific formulas to determine adjustments.

Commencing in 1999, we have allowed Mr. Shipman to use his accrued salary to pay the exercise price on his outstanding options. During the last nine fiscal years, a significant portion of the base salary and expense reimbursements payable to Mr. Shipman have been offset against the exercise price of his option exercises.  Moreover, we have structured Ms. Hein’s compensation to provide for equity awards in addition to base salary effectively reducing the cash outlay for Ms. Hein’s services.  This has significantly reduced our cash outlay for employee related expenses and positively affected our cash flow from operations.  In 1998 and 2008, Mr. Shipman forgave a total of $424,966 of his accrued salary and also contributed the forgiven salary to paid in capital with no consideration to Mr. Shipman.  Also, in 2006, Mr. Shipman paid operating expenses of $61,252 on behalf of the company and forgave the reimbursements.  The aforementioned forgiveness of salary and expense reimbursement resulted in an aggregate of $486,218 of paid-capital.

Long-Term Compensation.  At present, our long-term compensation consists of stock awards and stock option awards. All forms of long-term compensation are designed to align management’s performance objectives with the interests of our stockholders, thereby enhancing stockholder value. The independent members of our board of directors have granted such awards to our key executives in order to enable them to participate in the long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether company-specific or industry based.  Additionally, stock awards and stock options provide a means of ensuring the retention of the key executives to the extent awards are subject to vesting over an extended period of time. All options granted to our key executives include an exercise price equal to the market price on the date of grant.

Benefits And Perquisites.  We do not provide any benefits or perquisites to our executive officers.

Severance Compensation & Termination Protection.  Our executive officers have agreements that provide for compensation upon certain terminations of employment under certain circumstances.  We believe that these provisions helped us attract and retain these persons for their positions.  We also believe these provisions help to mitigate some of the risk that exists for our executive officers, and mitigate a potential disincentive for the executives to pursue and execute an acquisition of us, particularly where the services of such executive officers may not be required by the acquirer.  Mr. Shipman’s employment agreement provides that if we terminate his employment during the three year period following a change of control for reasons other than cause, death or disability, or if Mr. Shipman resigns during such period for good reason, we are obligated to pay Mr. Shipman an amount equal to his average annual compensation over the five years preceding such termination.  Ms. Hein’s employment agreement provides that if there is an early termination by CPC without cause, all restricted shares granted pursuant to the employment agreement become immediately vested.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of CPC of America, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE Rafe Cohen Ronald Cenko William C. Lievense

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, our chief executive officer during the fiscal year ended December 31, 2008, 2007 and 2006, and our chief financial officer during the fiscal year ended December 31, 2008.  Mr. Shipman served as our chief executive officer during fiscal year ended December 31, 2008, 2007, and 2006.  Ms. Hein commenced her employment as chief financial officer on July 1, 2008.  Until that time, we did not employ a chief financial officer.

Name and Principal Position(a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards(1) ($) (f)		All Other Compensation ($) (g)	Total ($) (h)
Rod A. Shipman, CEO	2008	689,935	(2)	--	--	7,351,666		--	8,041,601
	2007	689,935	(3)	--	--	11,532		--	701,467
	2006	627,213	(4)	--	--	81,089		--	708,302
Marcia Hein, CFO	2008	30,000	(5)	--	30,000(6)	126,961	(7)	--	186,961
	2007	--		--	--	--		--	--
	2006	--		--	--	--		--	--

(1)
The dollar amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R).  Assumptions used in the calculation of this amount are included in footnote (1) to our audited financial statement for the fiscal years ended December 31, 2008, 2007, and 2006 included in our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 16, 2009.

(2)
Of the $689,935 in salary earned in 2008, $151,565 was paid via offset against the exercise price payable by Mr. Shipman on his option exercises during 2008, $344,966 was forgiven by Mr. Shipman, $20,920 was paid in cash, and $172,484 was accrued as of December 31, 2008.  In each of past three completed fiscal years, Mr. Shipman was personally responsible for the payment of and not entitled to seek reimbursement from CPC for any travel, entertainment, or other business expenses he incurred in connection with the performance of his duties on behalf of CPC.  In addition, during the reported periods, Mr. Shipman received no benefits from us and paid all routine office expenses, including postage, courier, phone and supplies without reimbursement from us.

(3)
Of the $689,935 in salary earned in 2007, $344,967 was paid in cash and $344,968 was accrued as of December 31, 2007, but paid in 2008 including $151,566 via offset against the exercise price payable by Mr. Shipman on his option exercises during 2008 and $193,402 paid in cash.

(4)
Of the $627,213 in salary earned in 2006, $302,126 was paid via offset against the exercise price payable by Mr. Shipman on his option exercises during 2006, $168,283 was paid in cash, and $156,804 was accrued as of December 31, 2006, but paid in 2007.

(5)
Ms. Hein was personally responsible for the payment of and not entitled to seek reimbursement from CPC for any travel, entertainment, or other business expenses she incurred in connection with the performance of her duties on behalf of CPC. In addition, during the reported periods, Ms. Hein received no benefits from us and paid all routine office expenses, including postage, courier, phone and supplies without reimbursement from us.

(6)
Pursuant to her employment agreement, Ms. Hein was granted 30,000 shares of our Series E Preferred Stock, of which 5,000 shares vested and were issued upon the execution of the employment agreement and the balance will be issued in 30 equal monthly installments, subject to Ms. Hein’s continued employment.

(7)
In October 2008, Ms. Hein was granted options to purchase 50,000 shares of common stock which have an exercise price of $4.45 per share and which vest and became exercisable immediately and expire October 13, 2008.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Shares of Stock (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Rod Shipman	4/25/08	--	--	--	--	--	--	--	1,607,565	7.90	7,351,666
Marcia Hein	10/8/08	--	--	--	--	--	--	--	50,000	4.45	126,962
	12/31/08	--	--	--	--	--	--	5,000	--	--	30,000

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Rod A. Shipman	1,607,565	(1)	0	0	7.90	4/24/13
Marcia Hein	50,000	(2)	0	0	4.45	10/8/13

(1)	On April 25, 2008, we granted Mr. Shipman options to purchase 1,607,565 shares of common stock which vest and became exercisable immediately.

(2)	On October 8, 2008, we granted Ms. Hein options to purchase 50,000 shares of common which vest and became exercisable immediately.

Option Exercises and Stock Vested Table

Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (d)		Value Realized on Vesting ($) (e)
Rod A. Shipman	154,150	132,326	0		0

Marcia Hein	--	--	5,000	(1)	30,000	(1)

(1)
Pursuant to her employment agreement, Ms. Hein was granted 30,000 shares of our Series E Preferred Stock, of which 5,000 shares vested and were issued upon the execution of the employment agreement and the balance will be issued in 30 equal monthly installments, subject to Ms. Hein’s continued employment.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Rafe Cohen	--	--	144,723	--	--	--	144,723
William Lievense	--	--	144,723	--	--	--	144,723
Ronald Cenko	--	--	126,962	--	--	--	126,962
Marcia Hein	--	--	126,962	--	--	--	126,962

Each of Ms. Marcia Hein and Mr. Ronald Cenko were granted options to purchase 50,000 shares of our common stock on October 8, 2008, with an option exercise price of $4.45 per share which became exercisable immediately and expire on October 8, 2013.

In February 2008, we granted options to purchase 50,000 shares of common stock to each of Rafe Cohen and William Lievense at an exercise price of $5.05 for services performed.  The options vest and became exercisable immediately and expire on February 11, 2013.

Prior to March 2009, we did not pay any regular fees to our independent directors, however in January 2009 the compensation committee of our board of directors engaged an independent compensation consulting firm, Pure Compensation, LLC, to advise the committee on matters of executive and director compensation.  In March 2009, our compensation committee recommended to our full board of directors, based on the analysis and input of Pure Compensation, LLC, that each independent director by be paid an annual fee of $10,000,  with an additional annual fee of $2,000 payable to each of our committee chairpersons.  All independent directors also receive reimbursement for all out of pocket expenses incurred with their attendance of board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH THE COMPANY

CTM Agreements

In 1998, we entered into a consulting agreement with CTM Group, Inc.  Under the consulting agreement,  CTM Group, Inc., was to provide strategic planning services to our company.  Mr. Paul Shabty is the key consultant from the CTM Group, Inc. who provides these consulting services. Mr. Shabty is the co-inventor of our CPCA 2000 counterpulsation device and was primarily responsible for the development of the mechanical and electrical features of the device. Mr. Shabty was responsible for identifying the opportunity to acquire the technology underlying our MedClose device and was primarily responsible for the negotiation and acquisition of the technology in 1993. Following the acquisition of the MedClose technology, Mr. Shabty played a key role in the development of the MedClose technology, including the design and engineering of the MedClose device, the development of additional applications of the technology outside of vascular closure and interfacing with our contract research an development firm, BioMed Research, Inc., concerning animal testing and clinical trials. Mr. Shabty is named as the co-inventor, along with our chief executive officer, Rod Shipman, on two patent applications relating to the MedClose device.

Mr. Shabty is a founder of our company and served as our president, treasurer and chairman of the board from April 1996 to January 1997.  Mr. Shabty was a member of the Board of Trustees of Columbia/Doctors Hospital of Sarasota, Florida. He is a former director of TD Technologies, Inc., a private engineering and software company, and Advanced Technologies Management Corporation, a medical software and management company. Mr. Shabty has been involved in the medical and manufacturing industries since 1970. He was the founder, chairman of the board and chief executive officer of Medical Clinic Unlimited, Inc., which specialized in both the provision of outpatient dialysis services and the manufacturing of medical devices, equipment and supplies. From October 1993 to September 1994, Mr. Shabty served as executive vice president of U.S. Diagnostic Labs, Inc., a physician practice management provider specializing in diagnostic imaging centers. Mr. Shabty received a Bachelor of Arts degree in Accounting from the University of Tel Aviv.

Pursuant to the consulting agreement, we made payments to CTM Group amounting to $689,937 in 2008,  $679,940 in 2007, and $627,212 in 2006. We also sublease warehouse space in Sarasota, Florida from CTM Group and paid CTM Group lease payments of $14,280 in 2008 and in 2007, and  $12,380 in 2006.  We also reimbursed CTM Group for certain out of pocket expenses of $17,475 in 2007.  Of these amounts payable, CTM Group declined to take a cash payment and instead applied to the exercise of outstanding options all $704,217 payable in 2008,  $711,695 payable in 2007, and $582,212 payable in 2006.  The CTM Group consulting agreement expires by its terms on April 23, 2008, and will not be extended.  After the expiration of the consulting agreement, there will be no further consulting arrangement between us and CTM Group or Mr. Shabty.

In July 2000, our board of directors approved, and caused our subsidiary, Med Enclosure LLC, to award, bonuses to our chief executive officer, Rod A. Shipman and CTM Group, Inc in the form of a royalty on the net sale of products of Med Enclosure derived from two of its three patents. Under the original royalty agreements, Mr. Shipman and CTM Group were to each receive a royalty in the amount of three-quarters of one percent (.75%) on all net sales of products subject to the royalty agreement. In July 2001, our board of directors approved amendments to the royalty agreements increasing the royalties payable to Mr. Shipman and CTM Group to one and one-half percent (1.5%) on all net sales. In

October 2004, our board of directors approved further amendments to the royalty agreements with Mr. Shipman and CTM Group. Pursuant to those amendments, in the event of a change in control of either Med Enclosure or CPC of America, Med Enclosure shall be obligated to pay Mr. Shipman and CTM Group each minimum royalty payments of $4,000,000 per year. CTM Group beneficially owns approximately 31.8% of our outstanding common shares.  In May 2008, each of Rod Shipman and CTM Group cancelled their royalty agreements with Med Enclosure.  In exchange, we granted Mr. Shipman and CTM Group options to purchase 1,607,565 and 1,583,311 shares of our common stock respectively.  The options are exercisable immediately at an exercise price of $7.90 per share, and the options expire on April 24, 2013.  At the same time, Mr. Shipman also cancelled previously granted options to purchase 275,000 shares of common stock at $29.12 per share and 50,000 shares of common stock at $30.00 per share.

Review, Approval or Ratification of Transactions with Related Persons

In January 2009, our Board of Directors established an audit committee and the audit committee charter provides, among other things, that our audit committee will be comprised exclusively of members of our board who satisfy the independence requirements of Section 803(2) of the NYSE Amex (formerly known as the American Stock Exchange) and that all related party transactions, including without limitation those transactions contemplated by Item 404(a) of Regulation S-K under the Securities Act of 1933, will be subject to approval by our Audit Committee.  Previously, it had been our policy that all related party transactions be subject to approval of a majority of the disinterested members of our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than ten percent of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2008, except as follows:

•	Rod Shipman, our chairman and chief executive officer, conducted eleven late filings of Form 4 to report the sale of shares during 2008;

•	Marcia Hein, our chief financial officer and member of our board of directors, conducted a late filing of her initial report on Form 3; and

•	Ron Cenko, a member of our board of directors, conducted a late filing of his initial report on Form 3.

CODE OF ETHICS

We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 5348 Vegas Drive, #89, Las Vegas, Nevada 89108.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted according to the judgment of the person or persons voting the proxies.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to CPC of America, Inc., 5348 Vegas Drive, #89, Las Vegas, Nevada 89108 ; telephone: (702) 952-9650.

Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact CPC at the above address and phone number.

PROPOSALS FOR THE NEXT ANNUAL MEETING

We must receive proposals of stockholders intended to be presented at our next annual meeting prior to December 9, 2009 to be considered for inclusion in our proxy statement relating to that meeting. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after December 9, 2009 shall be considered untimely and shall not be made a part of our proxy materials.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us no later than February 22, 2010.  If a stockholder fails to give notice on or before February 22, 2010, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

INFORMATION INCORPORATED BY REFERENCE

We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 16, 2009, except to the extent information in that report is different from the information contained in this proxy statement.  The information incorporated by reference includes the description of our executive officers set forth in Part I, Item 1 “Executive Officers” in our 2009 Annual Report on Form 10-K.

ANNUAL REPORT

COPIES OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING ALL EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE COUNSEL AT OUR CORPORATE OFFICES LOCATED AT 5348 VEGAS DRIVE, #89, LAS VEGAS, NEVADA 89108.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Rod A. Shipman Rod A. Shipman Chairman of the Board

April 6, 2009
Las Vegas, Nevada

APPENDIX A

FORM CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CPC of America, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Three of the Articles of Incorporation, as amended, of CPC of America, Inc. (the "Corporation") is hereby amended in its entirety to read as follows:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

CPC OF AMERICA, INC.

YOUR VOTE IS IMPORTANT TO US.
PLEASE CAST YOUR VOTE TODAY.
PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2009
SOLICITED BY THE BOARD OF DIRECTORS OF CPC OF AMERICA, INC.

The undersigned stockholder of CPC of America, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report in connection with our annual meeting of stockholders to be held on Wednesday, May 6, 2009, at 12:00 p.m., local time, at the Fort Collins Marriott Hotel, located at 350 East Horsetooth Road, Fort Collins, Colorado 80525, and hereby appoints Rod A. Shipman and Marcia J. Hein, as proxy, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof.

(The proxy is instructed to vote as specified on the reverse)

VOTING BY TELEPHONE OR INTERNET IS QUICK, EASY AND IMMEDIATE. As a stockholder of CPC of America, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 1:00 a.m., Eastern time, on May 6, 2009.  To vote by Internet or by telephone, please follow the instructions at the top of this proxy card.

TO VOTE YOUR PROXY BY MAIL. Please mark, sign and date your proxy card below, detach the proxy card and return the proxy card in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY BY INTERNET OR TELEPHONE.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY

THIS PROXY SHALL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROPOSAL IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please make your votes like this	☒

1.	ELECTION OF DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ☐	AGAINST ☐	ABSTAIN ☐
Rod A. Shipman Rafe Cohen William Lievense Marcia J. Hein Ronald P. Cenko

2.	APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING OUR AUTHORIZED COMMON STOCK TO 50 MILLION SHARES AND OUR AUTHORIZED PREFERRED STOCK TO 10 MILLION SHARES.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.
VOTE ON THE ADJOURNMENT OR POSTPONEMENT
OF THE ANNUAL MEETING TO ANOTHER TIME AND
DATE IF SUCH ACTION IS NECESSARY FOR THE BOARD
OF DIRECTORS TO SOLICIT ADDITIONAL PROXIES IN
FAVOR OF PROPOSALS 1 OR  2.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

SIGNATURE	SIGNATURE	DATE

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.